EXHIBIT 10.16
GARTNER, INC.
LONG-TERM INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT

Gartner, Inc. (the “Company”) hereby grants you (or the “Grantee”) the number of performance stock units indicated in the notice of grant (a “PSU” or the “PSUs”) under the Company’s Long-Term Incentive Plan, as amended from time to time (the “Plan”) (this type of Award is referred to as Performance Shares under the Plan). The date of this Agreement is February 6, 2025 (the “Grant Date”). Subject to the provisions of Appendix A, Appendix B (each attached hereto) and of the Plan, the principal features of this PSU grant are as follows:
Target Number of PSUs: As provided in the notice of grant, subject to adjustment as provided under Performance Adjustment below.

Performance Adjustment: The performance conditions and performance goals applicable to the PSUs are as set forth in Appendix B.

Vesting Schedule:

Twenty-five percent (25%) of the PSUs eligible to vest (if any, as determined as set forth on Appendix B) shall vest on each of the first four anniversaries of the date hereof, or February 6, 2026, 2027, 2028 and 2029, subject to Grantee’s Continued Service through each such date.

APPENDIX A
TERMS AND CONDITIONS OF PERFORMANCE STOCK UNITS
1.Grant of PSUs. The Company hereby grants to the Grantee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, the number of Performance Stock Units (“PSUs”) indicated in the notice of grant, subject to all of the terms and conditions in this Agreement and the Plan. This type of Award is referred to as “Performance Shares” under the Plan.
2.Company’s Obligation to Pay. Each PSU has a value equal to the Fair Market Value of a Share on the date of grant. Unless and until the PSUs have vested in the manner set forth in Paragraph 3, the Grantee will have no right to payment of such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unfunded and unsecured obligation of the Company. Payment of any vested PSUs will be made in Shares only. In no event will the Grantee be permitted, directly or indirectly, to specify the taxable year of the payment of any PSUs payable under the Agreement.
3.Vesting Schedule.

(a)General Rule. Except as otherwise provided in this Agreement, the PSUs awarded by this Agreement are scheduled to vest in accordance with the vesting schedule set forth in the notice of grant. PSUs scheduled to vest on a particular date will vest only if the Grantee remains in Continued Service (as defined below) through such date. Subject to the following subsections of this Paragraph 3, should the Grantee’s Continued Service end at any time (the “Termination Date”) while the PSUs remain outstanding, any unvested PSUs will be immediately cancelled.
(b)Termination of Continued Service due to Death or Disability. If the Grantee’s termination of Continued Service is due to the Grantee’s death or Disability, the unvested portion of the PSUs shall vest in full on the Termination Date. For the avoidance of doubt, if a Grantee’s Continued Service terminates due to his or her death or Disability and the Grantee is eligible for a Retirement as defined in and in accordance with the requirements set forth in Paragraph 29 of this Agreement, such termination of Continued Service shall be governed by this Paragraph 3(b) and shall not be treated as a Retirement.

(c)Termination of Continued Service due to Retirement-Eligible Voluntary Resignation During the Year of Grant. If termination of Continued Service is due to a voluntary resignation and the Grantee is eligible for a Retirement in accordance with the requirements set forth in Paragraph 29 of this Agreement, occurring during the calendar year in which the grant was made, the unvested portion of the PSUs shall continue to vest after the Termination Date as set forth in the notice of grant, despite the termination of Continued Service (subject to Paragraph 12(c) hereof); provided, that the target number of PSUs so granted will be reduced to equal the percentage of days in that year in which the Grantee was in Continued Service (i.e., for the avoidance of doubt, the target number of PSUs will equal the number specified in the notice of grant, multiplied by the number of days from January 1 for which the Grantee was in Continued Service, divided by 365).

(d)Termination of Continued Service due to Retirement-Eligible Voluntary Resignation After the Year of Grant or Retirement-Eligible Termination without Cause. If the Grantee is eligible for a Retirement in accordance with the requirements set forth in Paragraph 29 of this Agreement and his or her termination of Continued Service is due to (i) a voluntary resignation occurring any time after the calendar year in which the grant was made, or (ii) an involuntary termination without Cause, other than pursuant to a Qualifying Termination (which treatment is governed exclusively by Paragraph 3(e)), the entire unvested portion of the PSUs shall continue to vest after the Termination Date as set forth in the notice of grant, despite the termination of Continued Service, subject to Paragraph 12(c) hereof.

(e)Qualifying Termination following a Change of Control. Unless the Grantee’s employment, severance or other written agreement with the Company provides more favorable treatment, in the event the Company involuntarily terminates Grantee’s Continued Service without Cause (including as a result of the elimination of his or her position) during the twelve (12) months following a Change of Control (“Qualifying Termination”), the unvested portion of the PSUs shall vest on the Termination Date, with the performance goals hereunder being deemed achieved at one-hundred percent (100%) of the target level of performance. For the avoidance of doubt, (i) to the extent that the Grantee is eligible for a Retirement in accordance with the requirements set forth in Paragraph 29 of this Agreement and he or she experiences a Qualifying Termination, the vesting provisions set forth in this Paragraph 3(e) (not Paragraph 3(d)) shall control, and (ii) Section 13.10 of the Plan does not apply to the PSUs granted hereunder.
(f)Other Conditions. Notwithstanding anything herein to the contrary, (i) the vesting terms set forth in this Paragraph 3 are contingent upon the Grantee being in full compliance with all the terms of this Agreement at the time of vesting, and (ii) in the case of PSUs as to which the Performance Adjustment referred to in the notice of grant has not been made at the Termination Date, the PSUs that will be deemed vested on the Termination Date or otherwise pursuant to this Paragraph 3 shall be determined, and shall vest, when such Performance Adjustment has occurred.
4.Payment after Vesting. Any PSUs that vest in accordance with Paragraph 3 will be released to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to Paragraph 7, but in no event later than the applicable two and one-half (2-½) month period of the “short-term deferral” rule set forth in the Section 1.409A-1(b)(4) of the Treasury Regulations issued under Section 409A. Notwithstanding the foregoing, if the PSUs are “deferred compensation” within the meaning of Section 409A, the vested PSUs will be released to the Grantee (or in the event of the Grantee’s death, to his or her estate) in Shares as soon as practicable following the date of vesting, subject to Paragraph 7, but in no event later than the end of the calendar year that includes the date of vesting or, if later, the fifteen (15th) day of the third (3rd) calendar month following the date of vesting (provided that the Grantee will not be permitted, directly or indirectly, to designate the taxable year of the payment). Further, if some or all of the PSUs that are “deferred compensation” within the meaning of Section 409A vest on account of the Grantee’s termination of Continued Service (other than due to death) in accordance with Paragraph 3, the PSUs that vest on account of the Grantee’s termination of Continued Service will not be considered due or payable until the Grantee has a “separation from service” within the meaning of Section 409A. In addition, if the Grantee is a “specified employee” within the meaning of Section 409A at the time of the Grantee’s separation from service (other than due to death), then any accelerated PSUs will be paid to the Grantee no earlier than six (6) months and one (1) day following the date of the Grantee’s separation from service unless the Grantee dies following his or her separation from service, in which case, the PSUs will be paid to the Grantee’s estate as soon as practicable following his or her death, subject to Paragraph 7.
5.Forfeiture. Subject to Paragraphs 3(c), 3(d) and 3(e) and notwithstanding any contrary provision of this Agreement, the balance of the PSUs that have not vested pursuant to Paragraph 3 at the time the Grantee ceases to be in Continued Service will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Grantee shall not be entitled to a refund of any of the price paid for the PSUs forfeited to the Company pursuant to this Paragraph 5.
6.Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of the Grantee’s estate (or such other person to whom the PSUs are transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution). Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of these PSUs and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this Performance Stock Unit grant as set forth in this Agreement.
7.Withholding of Taxes. When the Shares are issued as payment for vested PSUs, the Grantee will recognize immediate U.S. taxable income if the Grantee is a U.S. taxpayer. If the Grantee is a non-U.S. taxpayer, the Grantee may be subject to applicable taxes in his or her jurisdiction. The Company (or the employing parent of the Company or Subsidiary) will withhold a portion of the Shares otherwise issuable in payment for vested PSUs that have an aggregate market value sufficient to pay the federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing parent of the Company or Subsidiary) with respect to the Shares, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Shares on the date that the amount of tax to be withheld or remitted is to be determined. No fractional Shares will be withheld or issued pursuant to the grant of PSUs and the issuance of Shares thereunder. The Company (or the employing parent of the Company or Subsidiary) may instead, in its discretion, withhold an amount necessary to pay the applicable taxes from the Grantee’s paycheck, with no withholding of Shares. In the event the withholding requirements are not satisfied through the withholding of Shares (or, through the Grantee’s paycheck, as indicated above), no payment will be made to the Grantee (or his or her estate) for PSUs unless and until satisfactory arrangements (as determined by the Committee) have been made by the Grantee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such PSUs. By accepting this Award, the Grantee expressly consents to the withholding of Shares and to any cash or Share withholding as provided for in this Paragraph 7. All income and other taxes related to the Performance Stock Unit award and any Shares delivered in payment thereof are the sole responsibility of the Grantee. In no event will the Company reimburse the Grantee for any taxes or other costs that may be imposed on the Grantee as result of Section 409A.
8.Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the

Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). Notwithstanding any contrary provisions of this Agreement, any quarterly or other regular, periodic dividends or distributions (as determined by the Company) paid on Shares will accrue with respect to unvested PSUs will be subject to the same forfeiture provisions (if any), and be paid out at the same time or time(s), as the underlying PSUs on which such dividends or other distributions have accrued. After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.No Effect on Employment or Service. The Grantee’s employment with the Company and any parent of the Company or Subsidiary is on an at-will basis only, subject to the provisions of applicable law. Accordingly, subject to any written, express employment contract with the Grantee, nothing in this Agreement or the Plan shall confer upon the Grantee any right to continue to be employed by the Company or the employing parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or the employing parent of the Company or Subsidiary, which are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the parent or Subsidiary employing the Grantee.
10.Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary at the Company’s headquarters, P.O. Box 10212, 56 Top Gallant Road, Stamford, CT 06902-7700, or at such other address as the Company may hereafter designate in writing.

11.Grant is Not Transferable. Except to the limited extent provided in Paragraph 6 above, this grant and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void. Notwithstanding the preceding, the Grantee may transfer (not for consideration and for bona fide estate planning purposes) the Performance Stock Units awarded under this Agreement to a revocable estate planning trust that is established solely for the benefit of Grantee and his or her immediate family. Any such transfer will be permitted only if it is in compliance with such rules and procedures as the Company may establish from time to time. Among other things, Grantee must acknowledge and agree that (a) for U.S. income tax purposes, all taxable income from the Performance Stock Units will be reported to Grantee alone, (b) if Grantee proposes to change the nature or character of the transferee trust, Grantee first must inform the Company and the Company may require that the Performance Stock Units be transferred back to Grantee alone, and (c) no additional other or further transfers of the Performance Stock Units will be permitted under any circumstance.

12.Non-Competition. (a)(i) “Competitive Acts” shall mean: (A) the development, production, marketing or selling of (or assisting others to develop, produce, market or sell): (x) syndicated research that competes with the Company; or (y) a product or service which is competitive with the existing or planned products or services of the Company with which Grantee was involved or managed at any time during the last twenty-four (24) months of the Grantee’s Continued Service; and/or (B) the direct or indirect provision of services to or solicitation of the Company’s clients or known prospects with whom Grantee had contact, managed, or became aware of as a result of being employed by the Company, for the purposes of developing, producing, marketing or selling such competitive products or services.

(ii)    Grantee understands and agrees that the Company’s business is global in nature and that its clients are located throughout the world; therefore, a territorial limitation on the non-competition covenants set forth in this Paragraph 12 would not allow the Company to adequately protect its legitimate business interests, and the absence of such a limitation is entirely reasonable under these circumstances. In addition, Grantee agrees that the provisions of this Paragraph 12 are reasonable to protect and preserve the Company’s legitimate business interests, including the protection of the Company’s Confidential Information (as defined below) and the Company’s substantial investment made to develop and retain its Confidential Information, client base, accounts and related goodwill.

(iii)    The Company may, in its sole discretion, waive any portion of the Grantee’s obligations contained in this Paragraph 12. No such waiver shall be valid unless directly provided to Grantee, in writing, by the Company’s General Counsel or his or her designee.

(b)    Grantee agrees that, for a period of two (2) years following the termination of his or her Continued Service for any reason whatsoever (the “Restricted Period”), the Grantee will not, on his or her own behalf or on behalf of any other person or entity (whether as a consultant, analyst, sales person, independent contractor, independent business venturer, partner, member, employee or otherwise), directly or indirectly: (i) engage in any Competitive Acts; and/or (ii) entice, encourage, cause or invite any of the Company’s clients, known prospects, and vendors to discontinue, diminish, or otherwise adversely modify the business done with the Company, or otherwise interfere with the relationship between the Company and its clients, known prospects, and vendors.

(c)    Notwithstanding anything herein to the contrary, in the event of the Grantee’s termination of Continued Service due to either a Retirement-eligible involuntary termination without Cause or a Retirement-eligible voluntary resignation (whether during or after the year of grant), as described in Paragraph 3(c) or Paragraph 3(d), as applicable (a “Retirement-Eligible Separation”), prior to the second (2nd) anniversary of the Grant Date, the Restricted Period shall initially last for two (2) years following such termination of Continued Service (the “Initial Retirement Restricted Period”); provided, that in order to receive vesting of any portion of the PSUs following the end of the Initial Retirement Restricted Period, the Grantee must comply with the following (in any event, subject to continued compliance with the terms of the Plan and this Agreement):
(i)Initial Post-Restriction Tranche. Provide the Company’s Capital Appreciation Team (via email at AskHR@Gartner.com) and the Company’s General Counsel with (x) no less than five (5) business days prior to the expiration of the Initial Retirement Restricted Period, a written acknowledgment that, in consideration for vesting of the first tranche of the PSUs that is scheduled to vest after the Initial Retirement Restricted Period (the “Initial Post-Restriction Tranche”), he or she is electing to, and shall, be subject to the provisions of this Paragraph 12 through the applicable vesting date for the Initial Post-Restriction Tranche (and in such case, the Restricted Period shall be extended through such vesting date), and (y) no less than five (5) business days prior to the applicable vesting date for the Initial Post-Restriction Tranche, a written confirmation that he or she has complied with the provisions of this Paragraph 12 from the end of the Initial Retirement Restricted Period and will comply with such provisions through the applicable vesting date for the Initial Post-Restriction Tranche. In the event that the Grantee does not timely provide either or both of such notices, any remaining unvested portion of the PSUs will be immediately cancelled upon the expiration of the applicable deadline set forth in this Paragraph 12(c)(i).
(ii)Second Post-Restriction Tranche. To the extent that any portion of the PSUs remains unvested following vesting of the Initial Post-Restriction Tranche, provide the Company’s Capital Appreciation Team (via email at AskHR@Gartner.com) and the Company’s General Counsel with (x) no less than five (5) business days prior to the vesting of the Initial Post-Restriction Tranche, a written acknowledgment that, in consideration for the final tranche of the PSUs that is scheduled to vest after the Initial Retirement Restricted Period (the “Second Post-Restriction Tranche”), he or she is electing to, and shall, be subject to the provisions of this Paragraph 12 through the applicable vesting date for the Second Post-Restriction Tranche (and in such case, the Restricted Period shall be extended through such vesting date), and (y) no less than five (5) business days prior to the applicable vesting date for the Second Post-Restriction Tranche, a written confirmation that he or she has complied with the provisions of this Paragraph 12 from the end of the vesting date for the Initial Post-Restriction Tranche and will comply with such provisions through the vesting date for the Second Post-Restriction Tranche. In the event that the Grantee does not timely provide either or both of such notices, any remaining unvested portion of the PSUs will be immediately cancelled upon the expiration of the applicable deadline set forth in this Paragraph 12(c)(ii).
(iii)Illustration. For illustrative purposes only, if the Grantee were to incur a termination of Continued Service due to a Retirement-Eligible Separation three months after the Grant Date, (x) the Initial Retirement Restricted Period would extend to the date that is two years and three months following the Grant Date (and the first two tranches of the PSUs would vest during the Initial Retirement Restricted Period on the first and second anniversaries of the Grant Date, subject to the Grantee’s continued compliance with the terms of this Agreement), (y) in order to receive vesting of the Initial Post-Restriction Tranche, the Grantee would be required to (A) give written acknowledgment of continued applicability of this Paragraph 12 through the third anniversary of the Grant Date (i.e., the vesting date for the Initial Post-Restriction Tranche), no less than five business days prior to expiration of the Initial Retirement Restricted Period, and (B) give written confirmation of compliance with this Paragraph 12 through the third anniversary of the Grant Date, no less than five business days prior to the third anniversary of the Grant Date, and (z) in order to receive vesting of the Second Post-Restriction Tranche, the Grantee would be required to (A) give written acknowledgment of continued applicability of this Paragraph 12 through the fourth anniversary of the Grant Date (i.e., the vesting date for the Second Post-Restriction Tranche), no less than five business days prior to the third anniversary of the Grant Date, and (B) give written confirmation of compliance with this Paragraph 12 through the fourth anniversary of the Grant Date, no less than five business days prior to the fourth anniversary of the Grant Date.
(d)    Grantee agrees that, in addition to any and all other remedies available to the Company (at law, in equity, or as otherwise set forth in this Agreement), the Company shall be entitled to liquidated damages for any violation of Paragraph 12 during the Restricted Period (or, in the event of a Retirement-Eligible Separation, the Initial Retirement Restricted Period) in an

amount equal to: (i) the final twelve (12) months’ salary, commissions, and bonus paid to the Grantee; and (ii) an additional amount equal to the aggregate dollar value of shares underlying any stock appreciation rights, performance stock units, and/or restricted stock units that vested (or, in the case of stock appreciation rights, vested and Grantee exercised) at any time during the twelve (12) months prior to the Grantee’s termination of Continued Service. The dollar value of each such share shall be equal to the closing price of Gartner stock on the date of grant of the applicable stock appreciation right, performance stock unit or restricted stock unit. To the extent that Grantee chooses to receive the Initial Retirement Post-Restriction Tranche and/or the Second Post-Restriction Tranche but violates the provisions of Paragraphs 12(c)(i) and/or (ii), respectively, in addition to any and all other remedies available to the Company (at law, in equity, or otherwise set forth in this Agreement), the Company shall be entitled to liquidated damages equal to an amount equal to the aggregate dollar value of shares underlying any stock appreciation rights, performance stock units, and/or restricted stock units that vested (or, in the case of stock appreciation rights, vested and Grantee exercised) at any time during the twelve (12) months prior to the violation of such Paragraph. Grantee agrees that the liquidated damages set forth herein are a reasonable approximation of the damages experienced by the Company for a violation of Paragraph 12, and are not to be deemed a penalty of any kind.

(e)    Grantee acknowledges that the time, geographic and scope limitations of the non-competition and non-solicitation provisions set forth herein are fair and reasonable in all respects, and that Grantee will not be precluded from gainful employment if obligated to comply with the provisions hereof. To the extent a court of appropriate jurisdiction finds the duration and/or geographic scope of the non-competition or non-solicitation restrictions to be unenforceable under applicable law, in whole or in part, then it is the intention of the parties that such restriction be enforced to the fullest extent which the court deems reasonable. In the event of Grantee’s breach or violation of this Paragraph 12, or good faith allegation by the Company of such breach or violation, the Restricted Period, the Initial Retirement Restricted Period, and the periods set forth in Paragraphs 12(c)(i) and (ii) (as applicable),shall be tolled until such breach or violation, or allegation thereof, has been duly cured or resolved.

(f)    During the Restricted Period, the Initial Retirement Restricted Period, and the periods set forth in Paragraphs 12(c)(i) and (ii) (as applicable), the Grantee will notify (in writing and not less than 72 hours in advance) the Company’s General Counsel if he or she intends to become an employee or other service provider of any entity other than the Company (for example, but not by way of limitation, as an employee, consultant, analyst, sales person, independent contractor, agent, independent business venturer, partner or member).

(g)    For purposes of this Paragraph 12, the “Company” shall include the Company or any parent of the Company or Subsidiary.
13.Non-Solicitation and No-Hire. The Grantee further agrees that, during the Restricted Period, the Initial Retirement Restricted Period, and the periods set forth in Paragraphs 12(c)(i) and (ii) (as applicable), the Grantee will not, directly or indirectly solicit, entice, or recruit employees of the Company to leave its employ, or offer or cause to be offered employment to any person who was employed by the Company at any time during the twelve (12) months prior to the termination of Grantee’s Continued Service. General mass solicitations of employment that are not directed at the Company or any employee(s) of the Company shall not be prohibited by this Paragraph 13. For purposes of this Paragraph 13 (and the preceding Paragraph 12, the “Company” shall include the Company and its Subsidiaries).

For purposes of this Paragraph 13, the “Company” shall include the Company or any parent of the Company or Subsidiary.
14.Successors and Assigns. The Company may assign any of its rights under the Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. The rights and obligations of the Grantee under this Agreement may be assigned only with the prior written consent of the Company.
15.Restrictions on Sale of Securities. The Shares issued as payment for vested PSUs awarded under this Agreement will be registered under the federal securities laws and will be freely tradable upon receipt. However, the Grantee’s subsequent sale of the Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
16.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
17.Conditions for Issuance of Stock. The Shares of stock deliverable to the Grantee may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to transfer on its books or list in street name with a brokerage company or otherwise issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the PSUs as the Committee may establish from time to time for reasons of administrative convenience.
18.Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used and not defined in this Agreement shall have the meaning set forth in the Plan.
19.Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PSUs have vested). All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
20.Electronic Delivery and Acceptance. The Company, in its sole discretion, may decide to deliver any documents related to Performance Stock Units awarded under the Plan or future Performance Stock Units that may be awarded under the Plan by electronic means. The

Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
21.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
22.Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement or the Agreement Regarding Certain Conditions of Employment. Further, any such provision held invalid or unenforceable will be modified to conform to a provision that most closely expresses the intent of the invalid of unenforceable provision.
23.Entire Agreement. This Plan and this Agreement (including all appendices attached hereto) together constitute the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Notwithstanding the foregoing, this Agreement shall not have any impact on the Agreement Regarding Certain Conditions of Employment, which is a standalone agreement. The obligations under the Agreement Regarding Certain Conditions of Employment remain in full force and effect.
24.Modifications to the Agreement; Clawback. The Plan and this Agreement together constitute the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to avoid imposition of any additional tax or income recognition under Section 409A prior to the actual payment of Shares pursuant to this award of PSUs, provided that such revision would not materially reduce the economic benefits provided or intended to be provided under this Agreement.
25.Clawback. This Agreement and the PSUs are subject to any (a) clawback policy, compensation recovery policy or similar policy or arrangement that the Company may adopt from time to time, whether such policy or arrangement is mandated by law or otherwise, including (but not limited to, the Company’s Compensation Recoupment (Clawback) Policy (the “Policy”)), and (b) compensation recoupment, clawback, or recovery requirement mandated by applicable law. For example, but not by way of limitation, as provided in the Policy, the Grantee may be required to repay to the Company part or all of the Shares and any other compensation that the Grantee receives under this Agreement and/or some of the PSUs and Shares covered by this Agreement automatically may be forfeited at no cost to the Company. No clawback, recovery or recoupment of compensation contemplated under this Paragraph 25 will serve as a basis for “good reason,” “constructive termination” or similar term or concept under any employment, compensation, severance or change in control arrangement applicable to the Grantee.
26.Amendment, Suspension or Termination of the Plan. By accepting this award, the Grantee expressly warrants that he or she has received an award under the Plan, and has received, read and understood a description of the Plan. The Grantee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

27.Governing Law. This Agreement and the grant of PSUs shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law provisions; provided that, notwithstanding the foregoing, Sections 13 and 14 of this Agreement shall be governed by the laws of the State of Connecticut, without regard to its conflicts of law provisions.
28.Reasonable Period of Time. The Grantee acknowledges that the Grantee was given a reasonable period of time in which to review and consider this Agreement; the Grantee has, in fact, carefully reviewed this Agreement; and the Grantee is entering into it voluntarily and of the Grantee’s own free will. The Grantee further acknowledges that the Company advised the Grantee to consult with an attorney in connection with reviewing this Agreement. The Grantee further acknowledges that the Grantee has read this Agreement in its entirety, and that the Grantee fully understand its terms and legal effect.
29.Defined Terms: Capitalized terms used in this Agreement without definition will have the meanings provided for in the Plan. When used in this Agreement, the following capitalized terms will have the following meanings:
“Confidential Information” means all information related to the operation of the Company's business and knowledge of the Company's assets, including, but not limited to, (i) financial information, (ii) products, (iii) product and services costs, prices, profits and sales, (iv) forecasts, (v) computer programs, (vi) data bases (and the documentation and information contained therein), (vii) computer access codes and similar information, (viii) software ideas, (ix) know-how, technologies, concepts and designs, (x) research projects and all information connected with research and development efforts, (xi) records, (xii) business relationships, methods and recommendations, (xiii) client lists (including identities of clients and prospective clients, identities of individual contracts at business entities which are clients or prospective clients, client spending, preferences, business or habits), (xiv) subscription or consultant termination dates, (xv) personnel files, (xvi) competitive analyses, (xvii) other confidential or proprietary information or trade secrets that have not been made available to the general public by the Company's senior management, and (xviii) non-public information provided to the Company by its clients, and other tangible or intangible assets and other information obtained by the Grantee in the course of his or her employment with the Company. Information shall not be deemed Confidential Information if it is or becomes available in the public domain other than as a result of an unauthorized use, disclosure or action by Grantee, at Grantee’s direction or on Grantee’s behalf, or by any other person who directly or indirectly receives such information from Grantee.
“Continued Service” means that the Grantee’s employment relationship is not interrupted or terminated by the Grantee, the Company, or any parent or Subsidiary of the Company. The Grantee’s employment relationship will not be considered interrupted in the case of: (i) any leave of absence approved in accordance with the Company’s written personnel policies, including sick leave, family leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company and any parent, Subsidiary or successor; provided, however, that, unless otherwise provided in the Company’s written personnel policies, in this Agreement or under applicable laws, rules or regulations, or unless the Committee has otherwise expressly provided for different treatment with respect to this Agreement, (x) no such leave may exceed ninety (90) days, and (y) any vesting shall cease on the ninety-first (91st) consecutive date of any leave of absence during which the Grantee’s employment relationship is deemed to continue and will not recommence until such date, if any, upon which the Grantee resumes service with the Company, its parent, Subsidiary or successor. If the Grantee resumes such service in accordance with the terms of the Company’s military leave policy, upon resumption of service, the Grantee will be given vesting credit for the full duration of the Grantee’s leave of absence. Continuous employment will be deemed interrupted and terminated for the Grantee if the Grantee’s weekly work hours change from full time to part time. Part-time status for the purpose of vesting continuation will be determined in accordance with policies adopted by the Company from time to time, which policies, if any, shall supersede the determination of part-time status set forth in the Company’s posted “employee status definitions”.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Retirement” means termination of the Grantee’s employment in accordance with the Company’s retirement policies, as in effect from time to time, if on the date of such termination, the Grantee is at least 55 years old, and his or her Continued Service has extended for at least ten (10) years.
Your acceptance of this grant indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Plan and this Agreement, which includes the notice of grant and this Agreement.

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